Exhibit 99.1

News Release

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Jeffrey L. Chastain

Vice President of Investor Relations

225-952-2308

jchastain@he-equipment.com

H&E Rentals Reports

First Quarter 2025 Results

BATON ROUGE, La. -- (April 29, 2025) -- H&E Equipment Services, Inc. (NASDAQ: HEES) (“H&E”, the “Company”, d/b/a "H&E Rentals") today reported financial results for the first quarter ended March 31, 2025.

In the seasonally softer first quarter, which included one less calendar day, demand from local markets remained weak. In addition to the challenging demand trend, merger announcements in the quarter created pressure on the performance of the business. These factors contributed to a 7.2% decline in first quarter equipment rental revenues compared to the first quarter in 2024.

The Company’s branch expansion strategy continued with only those openings that were already planned and underway for the first and second quarters, including four openings in the first quarter, followed by one opening so far in the second quarter. These openings, combined with our existing operations, allow H&E to compete more effectively for new business opportunities.

We believe the merger with Herc Rentals will further elevate operating resiliency across a broader network of end markets, geographies, products and customer solutions, which is advantageous when managing the slower phases of the business cycle. The Company remains enthusiastic about the merger and looks forward to an expected mid-year 2025 close of the transaction.

FIRST QUARTER 2025 SUMMARY WITH A COMPARISON TO FIRST QUARTER 2024

•
Revenues declined 14.0% to $319.5 million compared to $371.4 million.
•
Net loss was $6.2 million. Excluding transaction expenses, adjusted net income was $1.2 million compared to net income of $25.9 million. The effective income tax rate was 24.1% , or 27.4% adjusted for transaction expenses, and compared to 26.5%.
•
Adjusted EBITDA totaled $131.2 million, a decrease of 18.9% compared to $161.7 million. Adjusted EBITDA margins were 41.1% of revenues compared to 43.6%.

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H&E Rentals Reports First Quarter 2025 Results

April 29, 2025

•
Total equipment rental revenues were $274.0 million, a decrease of $21.3 million, or 7.2%, compared to $295.3 million. Rental revenues were $242.9 million, a decrease of $18.9 million, or 7.2%, compared to $261.7 million.
•
Sales of rental equipment decreased 50.3% to $23.9 million compared to $48.1 million.
•
Total gross margin declined to 38.7% compared to 44.4%.
•
Total equipment rental gross margins were 38.2% compared to 43.3%. Rental gross margins were 43.6% compared to 48.5%.
•
Average time utilization (based on original equipment cost) was 60.3% compared to 63.6%. The Company’s rental fleet, based on original equipment cost, closed the first quarter of 2025 at approximately $2.9 billion.
•
Average rental rates, excluding acquisitions completed over the last twelve months, declined 2.0% compared to the first quarter of 2024, and 1.3% on a sequential quarterly basis.
•
Dollar utilization was 33.1% compared to 37.0%.
•
Average rental fleet age on March 31, 2025, was 43.2 months compared to an industry average age of 49.3 months.
•
Paid regular quarterly cash dividend of $0.275 per share of common stock.

FINANCIAL DISCUSSION FOR FIRST QUARTER 2025

Revenue

Total revenues were $319.5 million in the first quarter, a decline of 14.0% compared to $371.4 million in the first quarter of 2024. Total equipment rental revenues of $274.0 million declined 7.2% compared to $295.3 million in the first quarter of 2024. Rental revenues of $242.9 million decreased 7.2% compared to $261.7 million in the first quarter of 2024. Sales of rental equipment totaled $23.9 million, a decrease of 50.3% compared to $48.1 million in the first quarter of 2024. Sales of new equipment of $7.4 million declined 28.7% compared to $10.4 million in the same quarter of 2024.

Gross Profit

Gross profit totaled $123.6 million in the first quarter of 2025, a decrease of 25.0% compared to $164.9 million in the first quarter of 2024. Total gross margin declined to 38.7% for the first quarter of 2025 compared to 44.4% for the same quarter in 2024. On a segment basis, gross margin on total equipment rentals was 38.2% in the first quarter of 2025 compared to 43.3% in the first quarter of 2024. First quarter rental margins were 43.6% compared to 48.5% over the same period in 2024. Rental rates in the first quarter of 2025, excluding acquisitions completed over the last twelve months, declined 2.0% compared to the first quarter of 2024. Time utilization (based on original equipment cost) was 60.3% in the first quarter of 2025 compared to 63.6% in the first quarter of 2024. Gross margins on sales of rental equipment declined to 59.0% in the first quarter of 2025 compared to 62.9% in first quarter of 2024. Gross margins on sales of new equipment were 18.9% in the first quarter of 2025 compared to 17.0% over the same period in 2024.

Rental Fleet

The original equipment cost of the Company’s rental fleet as of March 31, 2025 was approximately $2.9 billion, representing an increase of $108.1 million, or 3.8%, compared to the end of the first quarter of 2024.

Dollar utilization in the first quarter of 2025 was 33.1% compared to 37.0% in the first quarter of 2024.

Selling, General and Administrative Expenses

Selling, General, and Administrative ("SG&A") expenses for the first quarter of 2025 were $111.6 million, a decrease of $2.7 million, or 2.4%, compared to $114.3 million in the first quarter of 2024.

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H&E Rentals Reports First Quarter 2025 Results

April 29, 2025

The decline was due primarily to lower employee salaries, wages, payroll taxes and other related employee expenses, and a reduction in promotional costs. The decline was partially offset by an increase in expenses associated with facilities, insurance costs and depreciation and amortization. SG&A expenses in the first quarter of 2025 as a percentage of total revenues were 34.9% compared to 30.8% in the first quarter of 2024. Approximately $7.7 million of the SG&A expenses in the first quarter of 2025 were attributable to branches opened or acquired during or after the first quarter of 2024.

Income (Loss) from Operations

Loss from operations for the first quarter of 2025 was $5.8 million, including transaction expenses of $9.8 million attributable to the planned merger with Herc Holdings Inc. Adjusted income from operations in the first quarter, excluding the transaction expenses, was $15.6 million, or 4.9% of revenues, and compared to income from operations of $52.0 million, or 14.0% of revenues, in the first quarter of 2024.

Interest Expense

Interest expense was $16.0 million for the first quarter of 2025, compared to $18.4 million in the first quarter of 2024.

Net Income (Loss)

Net loss in the first quarter of 2025 was $6.2 million, or $0.17 per diluted share, which included the previously noted transaction expenses of $9.8 million. Adjusted net income in the first quarter of 2025, excluding the transaction expenses, was $1.2 million, or $0.03 per diluted share, and compared to net income of $25.9 million, or $0.71 per diluted share, in the first quarter of 2024. The effective income tax rate for the first quarter of 2025 was 24.1%, or 27.4% adjusted for the transaction expenses, and compared to an effective income tax rate of 26.5% in the same quarter of 2024.

Adjusted EBITDA

Adjusted EBITDA in the first quarter of 2025 totaled $131.2 million, or 41.1% of revenues, compared to $161.7 million, or 43.6% of revenues, in the same quarter of 2024.

Non-GAAP Financial Measures

This press release contains certain non-GAAP (generally accepted accounting principles) measures (EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per share and the disaggregation of equipment rental revenues and cost of sales numbers) detailed below. EBITDA and Adjusted EBITDA are non-GAAP measures as defined under the rules of the Securities and Exchange Commission ("SEC"). We define Adjusted EBITDA for the periods presented as EBITDA adjusted for non-cash stock-based compensation expense and transaction expenses. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues.

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin in our business operations to, among other things, evaluate the performance of our business, develop budgets and measure our performance against those budgets. We also believe that analysts and investors use EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin as supplemental measures to evaluate a company’s overall operating performance. However, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin have material limitations as analytical tools and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. We consider them useful tools to assist us in evaluating performance because it eliminates items related to components of our capital structure, taxes and non-cash charges. The items that we have eliminated in determining EBITDA for the periods presented are interest expense, income taxes,

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H&E Rentals Reports First Quarter 2025 Results

April 29, 2025

depreciation of fixed assets (which includes rental equipment and property and equipment) and amortization of intangible assets. For Adjusted EBITDA, we eliminate non-cash items such as non-cash stock-based compensation expense and any other non-recurring items described above applicable to the particular period. However, some of these eliminated items are necessary to our business. For example, (i) interest expense is a necessary element of our costs and ability to generate revenue because we incur a significant amount of interest expense related to our outstanding indebtedness; (ii) payment of income taxes is a necessary element of our costs; (iii) depreciation is a necessary element of our costs and ability to generate revenue because rental equipment is the single largest component of our total assets and we recognize a significant amount of depreciation expense over the estimated useful life of this equipment; and (iv) stock compensation expense while non-cash, is an element of our costs. Any measure that eliminates components of our capital structure and costs associated with carrying significant amounts of fixed assets on our consolidated balance sheet has material limitations as a performance measure. In light of the foregoing limitations, we do not rely solely on EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin as performance measures and also consider our GAAP results. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance or liquidity under GAAP and, accordingly, should not be considered alternatives to net income (loss), operating income (loss) or any other measures derived in accordance with GAAP. Because EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may not be calculated in the same manner by all companies, these measures may not be comparable to other similarly titled measures used by other companies.

We use Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Share ("Adjusted Income (Loss) Measures") in our business operations to, among other things, analyze our financial performance on a comparative period basis without the effects of significant one-time, non-recurring items. We define the Adjusted Income (Loss) Measures for the periods presented as Income (Loss) from Operations, Net Income (Loss) and Net Income (Loss) per Share, respectively, adjusted for transaction expenses. Additionally, we believe Adjusted Income (Loss) Measures, in combination with financial results calculated in accordance with GAAP, provide investors with useful information and additional perspective concerning future profitability. However, Adjusted Income (Loss) Measures are not measurements of our financial performance under GAAP and, accordingly, should not be considered in isolation or as alternatives to GAAP Income (Loss) from Operations, Net Income (Loss) and Net Income (Loss) per Share. Because Adjusted Income (Loss) Measures may not be calculated in the same manner by all companies, these measures may not be comparable to other similarly titled measures used by other companies.

We have presented in a supplemental schedule the disaggregation of our equipment rental revenues to provide further detail in evaluating the period over period performance of our rental business relative to equipment rental gross profit and equipment rental gross margin and believe these non-GAAP measures may be useful to investors for this reason. However, you should not consider this in isolation, or as substitutes for analysis of our results as reported under GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the financial tables accompanying this earnings release.

Conference Call

The Company will not hold a conference call to discuss first quarter 2025 reported results.

About H&E Rentals

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April 29, 2025

Founded in 1961, H&E is one of the largest rental equipment companies in the nation. The Company’s fleet is comprised of aerial work platforms, earthmoving, material handling, and other general and specialty lines. H&E serves a diverse set of end markets in many high-growth geographies and has branches throughout the Pacific Northwest, West Coast, Intermountain, Southwest, Gulf Coast, Southeast, Midwest and Mid-Atlantic regions.

Forward-Looking Statements

Statements contained in this press release that are not historical facts, including statements about H&E’s beliefs and expectations, are “forward-looking statements” within the meaning of the federal securities laws. Statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” “foresee” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) general economic and geopolitical conditions in North America and elsewhere throughout the globe and construction and industrial activity in the markets where we operate in North America; (2) our ability to forecast trends in our business accurately, and the impact of economic downturns and economic uncertainty on the markets we serve (including as a result of current uncertainty due to inflation and increasing interest rates); (3) the impact of conditions in the global credit and commodity markets and their effect on construction spending and the economy in general; (4) trends in oil and natural gas which could adversely affect the demand for our products and services; (5) our inability to obtain equipment and other supplies for our business from our key suppliers on acceptable terms or at all, as a result of supply chain disruptions, insolvency, financial difficulties, supplier relationships or other factors; (6) increased maintenance and repair costs as our fleet ages and decreases in our equipment’s residual value; (7) risks related to a global pandemic and similar health concerns, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response to the pandemic, material delays and cancellations of construction or infrastructure projects, labor shortages, supply chain disruptions and other impacts to the business; (8) our indebtedness; (9) risks associated with the expansion of our business and any potential acquisitions we may make, including any related capital expenditures, or our ability to consummate such acquisitions; (10) our ability to integrate any businesses or assets we acquire; (11) competitive pressures; (12) security breaches, cybersecurity attacks, increased adoption of artificial intelligence technologies, failure to protect personal information, compliance with data protection laws and other disruptions in our information technology systems; (13) adverse weather events or natural disasters; (14) risks related to climate change and climate change regulation; (15) compliance with laws and regulations, including those relating to environmental matters, corporate governance matters and tax matters, as well as any future changes to such laws and regulations; (16) our ability to complete the pending transaction as contemplated by the Agreement and Plan of Merger with Herc Holdings Inc., the parties’ ability to satisfy the conditions to the consummation of the cash tender offer and the other conditions set forth in the Merger Agreement; (17) risks associated with substantial costs and management resources required to consummate the exchange offer and merger; (18) the impact of certain interim covenants that we are subject to under the Herc Holdings Inc. Merger Agreement, including those that might discourage a potential third-party acquirer; (19) business uncertainties and contractual restrictions we are subject to during the pendency of the exchange offer and merger, that could disrupt our business and affect our relationships with existing and prospective employees, suppliers and other business partners; (20) risks associated with failure to consummate the merger; and (21) other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue

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reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release, whether as a result of any new information, future events or otherwise. These statements are based on the current beliefs and assumptions of H&E’s management, which in turn are based on currently available information and important, underlying assumptions. Investors, potential investors, security holders and other readers are urged to consider the above-mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

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H&E Rentals Reports First Quarter 2025 Results

April 29, 2025

H&E EQUIPMENT SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenues:
Equipment rentals	$274,032	$295,325
Sales of rental equipment	23,919	48,115
Sales of new equipment	7,425	10,412
Parts, service and other	14,079	17,505
Total revenues	319,455	371,357
Cost of revenues:
Rental depreciation	94,952	91,398
Rental expense	41,998	43,407
Rental other	32,286	32,623
	169,236	167,428
Sales of rental equipment	9,803	17,829
Sales of new equipment	6,023	8,639
Parts, service and other	10,799	12,596
Total cost of revenues	195,861	206,492
Gross profit	123,594	164,865
Selling, general and administrative expenses	111,581	114,278
Transaction expenses	9,791	—
Gain on sales of property and equipment, net	3,623	1,433
Income (loss) from operations	5,845	52,020
Other income (expense):
Interest expense	(15,997)	(18,366)
Other, net	1,978	1,552
Total other expense, net	(14,019)	(16,814)
Income (loss) from operations before provision (benefit) for income taxes	(8,174)	35,206
Provision (benefit) for income taxes	(1,966)	9,317
Net income (loss)	$(6,208)	$25,889

Net income (loss) per common share:
Basic	$(0.17)	$0.72
Diluted	$(0.17)	$0.71
Weighted average common shares outstanding:
Basic	36,362	36,196
Diluted	36,362	36,562

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H&E Rentals Reports First Quarter 2025 Results

April 29, 2025

H&E EQUIPMENT SERVICES, INC.

SELECTED BALANCE SHEET DATA (unaudited)

(Amounts in thousands)

	March 31, 2025	December 31, 2024
Cash	$10,322	$16,413
Rental equipment, net	1,753,700	1,841,855
Total assets	2,678,060	2,795,530
Total debt (1)	1,368,385	1,453,311
Total liabilities	2,074,178	2,173,050
Stockholders' equity	603,882	622,480
Total liabilities and stockholders' equity	$2,678,060	$2,795,530

(1)
Total debt consists of the aggregate amounts on the senior unsecured notes, senior secured credit facility, and finance lease obligations.

H&E EQUIPMENT SERVICES, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2025			2025
	As Reported	Adjustment		As Adjusted
Gross profit	$123,594	$—		$123,594
Selling, general and administrative expenses	111,581	—		111,581
Transaction expenses	9,791	(9,791)	(2)	—
Gain on sale of property and equipment, net	3,623	—		3,623
Income (loss) from operations	5,845	9,791		15,636
Interest expense	(15,997)	—		(15,997)
Other income, net	1,978	—		1,978
Income (loss) from operations before provision (benefit) for income taxes	(8,174)	9,791		1,617
Provision (benefit) for income taxes	(1,966)	2,409		443
Net income (loss)	$(6,208)	$7,382		$1,174

Net Income (Loss) Per Common Share:
Basic - Weighted average common shares outstanding:	36,362	36,362		36,362
Basic - Net income (loss) per common share (1)	$(0.17)	$0.20		$0.03

Diluted - Weighted average common shares outstanding:	36,362	36,735		36,735
Diluted - Net income (loss) per common share (1)	$(0.17)	$0.20		$0.03

(1)
Because of the method used in calculating per share data, the summation of the above per share data may not necessarily total to the as adjusted per share data.
(2)
Adjustment relates to transaction expenses incurred.

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H&E Rentals Reports First Quarter 2025 Results

April 29, 2025

H&E EQUIPMENT SERVICES, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands)

	Three Months Ended March 31,
	2025	2024

Net Income (Loss)	$(6,208)	$25,889
Interest Expense	15,997	18,366
Provision (benefit) for income taxes	(1,966)	9,317
Depreciation	108,199	101,898
Amortization of intangibles	2,598	2,487

EBITDA	$118,620	$157,957

Non-cash stock-based compensation expense	2,811	3,788
Transaction expense	9,791	—

Adjusted EBITDA	$131,222	$161,745

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H&E Rentals Reports First Quarter 2025 Results

April 29, 2025

H&E EQUIPMENT SERVICES, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands)

	Three Months Ended March 31,
	2025	2024
RENTAL
Equipment rentals (1)	$242,871	$261,741
Rental other	31,161	33,584
Total equipment rentals	274,032	295,325

RENTAL COST OF SALES
Rental depreciation	94,952	91,398
Rental expense	41,998	43,407
Rental other	32,286	32,623
Total rental cost of sales	169,236	167,428

RENTAL REVENUES GROSS PROFIT
Equipment rentals	105,921	126,936
Rentals other	(1,125)	961
Total rental revenues gross profit	$104,796	$127,897

RENTAL REVENUES GROSS MARGIN
Equipment rentals	43.6%	48.5%
Rentals other	-3.6%	2.9%
Total rental revenues gross margin	38.2%	43.3%

(1)
Pursuant to SEC Regulation S-X, the Company's equipment rental revenues are aggregated and presented in our unaudited condensed consolidated statements of operations in this press release as a single line item, “Equipment Rentals.” The above table disaggregates the Company's equipment rental revenues for discussion and analysis purposes only.

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